                                                                   EXHIBIT 99.1

                                 [CUMULUS LOGO]

            For Release 12:01 AM Eastern Time, Tuesday August 3, 2004

                               CUMULUS MEDIA INC.

                   CUMULUS REPORTS SECOND QUARTER 2004 RESULTS

         ATLANTA, GA, August 3, 2004 - Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three and six months ended June 30, 2004.

         Lew Dickey, Chairman, President and Chief Executive Officer, commented, "We are pleased to announce strong results for the second quarter of 2004. For the quarter, pro forma net revenues grew 5.5% versus the prior year. Same station net revenues grew 6.3% for the quarter. Pro forma Adjusted EBITDA grew 8.3% versus the prior year and free cash flow grew 40.2% for the quarter."

         Historical results are attached. Historical or "as reported" financial data of Cumulus Media Inc. are not comparable from year to year because of the acquisition of radio stations by the Company during the periods covered. Financial highlights (in thousands, except per share data and percentages) are as follows:

                                                       THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                            JUNE 30,               %                   JUNE 30,                %
                                                        2004          2003       CHANGE           2004          2003        CHANGE
                                                      --------      --------     ------        ---------      ---------     ------
AS REPORTED:
Net revenues                                          $ 86,314      $ 74,520      15.8%        $ 151,764      $ 132,495      14.5%
Station operating expenses                              52,620        44,053      19.4%           98,915         85,121      16.2%
Station operating income (1)                            33,694        30,467      10.6%           52,849         47,374      11.6%
Station operating income margin (2)                       39.0%         40.9%                       34.8%          35.8%
Adjusted EBITDA (3)                                     29,824        27,012      10.4%           45,423         40,525      12.1%

Income (loss) per common share:
Basic income (loss) per common share                  $   0.19      $  (0.02)                  $    0.16      $   (0.14)
Diluted income (loss) per common share                $   0.18      $  (0.02)                  $    0.16      $   (0.14)

Free cash flow (4)                                      24,119        17,210      40.2%           32,567         22,596      44.1%

SAME STATION RESULTS: (5)
Net revenue                                           $ 73,174      $ 68,818       6.3%        $ 132,100      $ 124,831       5.8%
Station operating income (1)                            29,405        27,171       8.2%           47,423         43,442       9.2%
Station operating income margin (2)                       40.2%         39.5%                       35.9%          34.8%

PRO FORMA RESULTS: (6)
Net revenue                                           $ 85,850      $ 81,344       5.5%        $ 155,335      $ 147,778       5.1%
Station operating income (1)                            33,603        30,900       8.7%           53,481         48,795       9.6%
Station operating income margin (2)                       39.1%         38.0%                       34.4%          33.0%
Adjusted EBITDA (3)                                     29,733        27,445       8.3%           46,055         41,946       9.8%
Adjusted EBITDA margin (7)                                34.6%         33.7%                       29.6%          28.4%

(1) Station operating income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits). Station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). Please see the attached table for a reconciliation of station operating income to operating income, the most directly comparable GAAP financial measure.

(2) Station operating income margin is defined as station operating income as a percentage of net revenues.

(3) Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits). Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of Adjusted EBITDA to operating income, the most directly comparable GAAP financial measure.

(4) Free cash flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance capital expenditures. Free cash flow is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of free cash flow to operating income, the most directly comparable GAAP financial measure.

(5) Same station results include the 260 stations in 53 markets owned and operated since January 1, 2003.

(6) Pro forma results include the results of i) all acquisitions entered into during the period that were operated under the terms of local marketing agreements; and ii) all acquisitions and dispositions consummated during the period, as if such acquisitions and dispositions were completed at the beginning of each period presented and exclude the results of Broadcast Software International. As of June 30, 2004, the pro forma totals include the results of 303 stations in 61 markets.

(7) Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net revenues.

RESULTS OF OPERATIONS

         Three Months Ended June 30, 2004 Compared to Three Months Ended June 30, 2003

         Net revenues for the second quarter of 2004 increased $11.8 million to $86.3 million, a 15.8% increase from the second quarter of 2003, primarily as a result of revenues associated with station acquisitions completed subsequent to June 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to June 30, 2003. Station operating expenses increased $8.6 million to $52.6 million, an increase of 19.4% over the second quarter of 2003, primarily as a result of expenses associated with station acquisitions completed subsequent to June 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to June 30, 2003. Station operating income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits)) increased $3.2 million to $33.7 million, an increase of 10.6% from the second quarter of 2003, for the reasons discussed above.

         On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions completed during the period as if each were operated from or consummated at the beginning of the periods presented and excludes the results of Broadcast Software International, net revenues for the second quarter of 2004 increased $4.5 million to $85.9 million, an increase of 5.5% from the second quarter of 2003. Pro forma station operating income (defined as operating income (loss) before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits); and excluding the results of Broadcast Software International) increased $2.7 million to $33.6 million, an increase of 8.7% from the second quarter of 2003. Pro forma station operating income margin (defined as pro forma station operating income as a percentage of pro forma net revenues) increased to 39.1% for the second quarter of 2004 from 38.0% for the second quarter of 2003.

         Interest expense decreased by $1.8 million or 27.6% to $4.6 million for the three months ended June 30, 2004 as compared with $6.3 million in the prior period. This decrease was primarily due to lower interest expense associated with 1) the repurchase and redemption of all of the Company's outstanding 10 3/8% Senior Subordinated Notes (the "Notes"), 2) a lower average cost of debt during the current quarter related to borrowings under the Company's credit facility and 3) a $0.8 million gain recorded as a reduction of interest expense related to the adjustment of the fair value of certain derivative instruments.

         Income tax expense increased by $1.1 million or 21.2% to $6.6 million for the three months ended June 30, 2004 as compared with $5.4 million in the prior period. Tax expense in the current and prior year is comprised entirely of deferred tax expense and relates primarily to the establishment of valuation allowances against net operating loss carry-forwards generated during the periods.

         Basic income per common share was $0.19 for the three months ended June 30, 2004 as compared with a basic loss per common share of $(0.02) during the prior year. Diluted income per common share was $0.18 for the three months ended June 30, 2004.

         Six Months Ended June 30, 2004 Compared to Six Months Ended June 30,
         2003

         Net revenues for the six months ended June 30, 2004 increased $19.3 million to $151.8 million, a 14.5% increase from the same period in 2003, primarily as a result of revenues associated with station acquisitions completed subsequent to June 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to June 30, 2003. Station operating expenses increased $13.8 million to $98.9 million, an increase of 16.2% over the same period in 2003, primarily as a result of expenses associated with station acquisitions completed subsequent to June 30, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to June 30, 2003. Station operating income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits)) increased $5.5 million to $52.8 million, an increase of 11.6% from the same period in 2003, for the reasons discussed above.

         On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions completed during the six month period as if each were consummated at the beginning of the periods presented and excludes the results of Broadcast Software International, net revenues for the six months ended June 30, 2004 increased $7.6 million to $155.3 million, an increase of 5.1% from the same period in 2003. Pro forma station operating income (defined as operating income (loss) before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits); and excluding Broadcast Software International) increased $4.7 million to $53.5 million, an increase of 9.6% from the same period in 2003. Pro forma station operating income margin (defined as pro forma station operating income as a percentage of pro forma net revenues) increased to 34.4% for the six months ended June 30, 2004 from 33.0% for the six months ended June 30, 2003.

         Interest expense decreased by $2.5 million or 20.0% to $10.1 million for the six months ended June 30, 2004 as compared with $12.7 million in the prior year. This decrease was primarily due to lower interest expense associated with the repurchase and redemption of all of the outstanding Notes and a lower average cost of debt during 2004 on borrowings under the Company's credit facility.

         Losses on early extinguishments of debt were $0.5 million for the six months ended June 30, 2004 as compared with $14.2 million during the prior year. Losses during the current year period were the result of fees paid in connection with the completion of an amendment and restatement of the Company's credit facility in January 2004. Under the amended and restated agreement, the Company secured a lower interest rate margin on its eight-year term loan facility. Losses in the prior year period relate to 1) the repurchase of $30.1 million of the Notes on the open market, 2) the repurchase of $88.8 million of the Notes as part of a tender offer and consent solicitation completed in April 2003 and 3) the retirement of the Company's then existing $175.0 million eight-year term loan facility in connection with refinancing activities also completed in April 2003.

         Income tax expense increased $1.6 million to $12.8 million during the six months ended June 30, 2004, as compared with $11.2 million during the prior year. Tax expense incurred in the current and prior year, comprised entirely of deferred tax expense, was recorded to establish valuation allowances against net operating loss carry-forwards generated during the periods.

         Basic and diluted income per common share was $0.16 for the six months ended June 30, 2004 as compared with a basic and diluted loss per common share of $(0.14) during the prior year.

LEVERAGE AND FINANCIAL POSITION

         Capital expenditures for the three months ended June 30, 2004 totaled $2.0 million.

         Leverage, defined under the terms of the Company's credit facility as total indebtedness divided by trailing 12-month Adjusted EBITDA as adjusted for certain non-recurring expenses, was 4.9x at June 30, 2004.

         Including the results of all pending acquisitions operated as of June 30, 2004, the ratio of net long-term debt to trailing 12-month pro forma Adjusted EBITDA as of March 31, 2004 is approximately 4.8x.

OUTLOOK

         The following statements and data are based on current expectations. These statements are forward looking and actual results may differ materially.

         Cumulus expects third quarter 2004 pro forma net revenue to grow by 3-4% based on Q3 2003 pro forma net revenues of $81.1 million. We expect third quarter 2004 pro forma station operating expenses to grow by 2% based on Q3 2003 pro forma station operating expenses of $51.7 million. Further, the following table summarizes selected projected financial results for the third quarter of 2004 (dollars in millions):

                                                     Estimated
                                                      Q3 2004
                                                     ---------
Depreciation and amortization                          $  5.2
LMA fees                                               $  0.9
Non-cash stock compensation                            $  0.2
Interest expense                                       $  4.9
Interest income                                        $ (0.2)
Loss on early extinguishments of debt                  $  2.2
Income tax expense (non cash)                          $  6.6

NON-GAAP FINANCIAL MEASURES

         Cumulus Media Inc. utilizes certain financial measures that are not calculated in accordance with GAAP to assess financial performance and profitability. The non-GAAP financial measures used in this release are station operating income, Adjusted EBITDA and free cash flow. Station operating income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits). Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits). Free cash flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance capital expenditures.

         Although station operating income, Adjusted EBITDA and free cash flow are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures that are widely used in the broadcasting industry to evaluate a radio company's operating performance. Further, we use these measures as the key measurements of operating efficiency, overall financial performance and profitability. More specifically, station operating income measures the amount of income generated each period solely from the operations of the Company's stations that is available to be used to service debt, pay taxes, fund capital expenditures and fund acquisitions. Adjusted EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes, fund capital expenditures and fund acquisitions after the incurrence of corporate general and administrative expenses. Free cash flow measures the amount of income generated each period that is available and could be used to make future payments of contractual obligations, fund acquisitions or make discretionary repayments of debt, after the incurrence of station and corporate expenses, funding of capital expenditures, payment of LMA fees and debt service. Nevertheless, these measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. As these measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies.

FORWARD-LOOKING STATEMENTS

         Statements in this release, including statements relating to the integration of acquisitions and any earnings or revenue projections, are "forward-looking" statements, which are statements that relate to Cumulus Media Inc.'s future plans, revenues, station operating income, earnings, objectives, expectations, performance, and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.'s filings with the Securities and Exchange Commission, including Cumulus Media Inc.'s Form

10-K for the year ended December 31, 2003. Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.

         Cumulus Media Inc. is the second largest radio company in the United States based on station count. Giving effect to the completion of all announced pending acquisitions and divestitures, Cumulus Media Inc. will own and operate 305 radio stations in 61 mid-size and smaller U.S. media markets. The Company's headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus Media Inc. shares are traded on the NASDAQ National Market under the symbol CMLS.

         Cumulus Media Inc. will host a teleconference later today at 10:00 a.m. Eastern Time to discuss second quarter results. To access this teleconference live, please visit the company's web site at www.cumulus.com or dial (484) 630-8922 for domestic and international callers. The pass code for the call is CUMULUS. Approximately one hour after completion of the call, a replay can be accessed until 11:59 PM August 17, 2004. Domestic and international callers can access the replay by dialing (402) 280-1611.

         FOR FURTHER INFORMATION, PLEASE CONTACT:

Marty Gausvik     (404) 949-0700

                               CUMULUS MEDIA INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                 Three Months     Three Months       Six Months       Six Months
                                                                    Ended            Ended             Ended            Ended
                                                                   June 30,         June 30,          June 30,         June 30,
                                                                     2004             2003              2004             2003
                                                                 ------------     ------------       ----------       ----------
Net revenues                                                          86,314           74,520          151,764          132,495

Operating expenses:
  Station operating expenses, excluding depreciation,
    amortization and LMA fees                                         52,620           44,053           98,915           85,121
  Depreciation and amortization                                        5,065            4,760           10,059            9,477
  LMA fees                                                               710              538            1,297              631
  Corporate general and administrative (excluding non-
    cash stock compensation expense)                                   3,870            3,455            7,426            6,849
  Non-cash stock compensation                                           (125)             229             (216)             258
  Restructuring charges (credits)                                        (21)            (127)             (21)            (183)
                                                                   ---------        ---------        ---------        ---------
    Total operating expenses                                          62,119           52,908          117,460          102,153
                                                                   ---------        ---------        ---------        ---------
    Operating income                                                  24,195           21,612           34,304           30,342
                                                                   ---------        ---------        ---------        ---------

Nonoperating income (expense):
  Interest expense                                                    (4,593)          (6,347)         (10,134)         (12,664)
  Interest income                                                        188              170              296              391
  Loss on early extinguishments of debt                                   --          (11,107)            (462)         (14,233)
  Other income (expense), net                                            (14)            (131)              13             (157)
                                                                   ---------        ---------        ---------        ---------
    Total nonoperating expenses, net                                  (4,419)         (17,415)         (10,287)         (26,663)
                                                                   ---------        ---------        ---------        ---------

    Income before income taxes                                        19,776            4,197           24,017            3,679
Income tax expense                                                    (6,557)          (5,409)         (12,782)         (11,210)
                                                                   ---------        ---------        ---------        ---------
  Net income (loss)                                                   13,219           (1,212)          11,235           (7,531)
Preferred stock dividends and redemption premiums                         --              318               --            1,250
                                                                   ---------        ---------        ---------        ---------
  Net income (loss) attributable to common stockholders            $  13,219        $  (1,530)       $  11,235        $  (8,781)
                                                                   =========        =========        =========        =========

INCOME (LOSS) PER COMMON SHARE
  Basic income (loss) per common share                             $    0.19        $   (0.02)       $    0.16        $   (0.14)
                                                                   =========        =========        =========        =========

  Diluted income (loss) per common share                           $    0.18        $   (0.02)       $    0.16        $   (0.14)
                                                                   =========        =========        =========        =========

Weighted average basic common shares outstanding                      69,877           63,786           68,122           63,399
                                                                   =========        =========        =========        =========

Weighted average diluted common shares outstanding                    72,861           63,786           71,263           63,399
                                                                   =========        =========        =========        =========

       RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP COUNTERPARTS

         The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to station operating income and Adjusted EBITDA (dollars in thousands).

                                                                  Three Months     Three Months     Six Months       Six Months
                                                                     Ended            Ended            Ended            Ended
                                                                 June 30, 2004    June 30, 2003    June 30, 2004    June 30, 2003
                                                                 -------------    -------------    -------------    -------------
Operating income                                                   $  24,195        $  21,612        $  34,304        $  30,342
   Non cash stock compensation                                          (125)             229             (216)             258
   Restructuring charges                                                 (21)            (127)             (21)            (183)
   LMA fees                                                              710              538            1,297              631
   Depreciation and amortization                                       5,065            4,760           10,059            9,477
                                                                   ---------        ---------        ---------        ---------
Adjusted EBITDA                                                    $  29,824        $  27,012        $  45,423        $  40,525
   Corporate general and administrative                                3,870            3,455            7,426            6,849
                                                                   ---------        ---------        ---------        ---------
Station operating income                                           $  33,694        $  30,467        $  52,849        $  47,374
                                                                   =========        =========        =========        =========

      The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow (dollars in thousands).

                                                                  Three Months     Three Months     Six Months       Six Months
                                                                     Ended            Ended            Ended            Ended
                                                                 June 30, 2004    June 30, 2003    June 30, 2004    June 30, 2003
                                                                 -------------    -------------    -------------    -------------
Operating income                                                   $  24,195        $  21,612        $  34,304        $  30,342
Add:
   Non cash stock compensation                                          (125)             229             (216)             258
   Restructuring charges                                                 (21)            (127)             (21)            (183)
   Depreciation and amortization                                       5,065            4,760           10,059            9,477
Less:
   Interest expense, net of interest income                           (4,405)          (6,177)          (9,838)         (12,273)
   Maintenance capital expenditures                                     (590)          (2,616)          (1,721)          (4,235)
   Income taxes paid                                                      --             (153)              --             (153)
   Preferred stock dividends                                              --             (318)              --             (637)
                                                                   ---------        ---------        ---------        ---------
Free cash flow                                                     $  24,119        $  17,210        $  32,567        $  22,596
                                                                   =========        =========        =========        =========

                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                AND PRO FORMA RESULTS FOR THE THREE MONTHS ENDED
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

                                                                         Historical                           Pro Forma
                                                                            GAAP          Adjustments          Results
                                                                         ----------       -----------         ---------
Net revenue                                                               $86,314          $(464)(1)           $85,850
Station operating expenses                                                $52,620          $(373)(2)           $52,247
Station operating income                                                  $33,694          $ (91)              $33,603
Corporate overhead                                                        $ 3,870             --               $ 3,870
Adjusted EBITDA                                                           $29,824          $ (91)              $29,733

(1)      Reflects the elimination of revenues from Broadcast Software
         International.

(2) Reflects the elimination of operating expenses from Broadcast Software International.


                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                 AND PRO FORMA RESULTS FOR THE SIX MONTHS ENDED
                                  JUNE 30, 2004
                             (DOLLARS IN THOUSANDS)

                                                                         Historical                          Pro Forma
                                                                            GAAP           Adjustments        Results
                                                                         ----------        -----------       ---------
Net revenue                                                               $151,764          $3,571(3)        $155,335
Station operating expenses                                                $ 98,915          $2,939(4)        $101,854
Station operating income                                                  $ 52,849          $  632           $ 53,481
Corporate overhead                                                        $  7,426              --           $  7,426
Adjusted EBITDA                                                           $ 45,423          $  632           $ 46,055

(3) Reflects the addition of revenues from Blacksburg, Virginia and Columbia-Jefferson City, Missouri, both of which the Company commenced operation of under the terms of a local marketing agreement during Q1 2004 ($4,477), offset by the elimination of revenues from Broadcast Software International ($906).

(4) Reflects the addition of expenses from Blacksburg, Virginia and Columbia-Jefferson City, Missouri, both of which the Company commenced operation of under the terms of a local marketing agreement during Q1 2004 ($3,668), offset by the elimination of operating expenses from Broadcast Software International ($729).

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

                                                                                JUNE 30, 2004          JUNE 30, 2004
                                                                                    ACTUAL              PRO FORMA(1)
                                                                                -------------          -------------
Cash and cash equivalents                                                         $     3,470           $     3,470
                                                                                  ===========           ===========
Long-term debt, including current maturities:
   Bank Debt                                                                          459,594               464,159

Total Stockholders' equity                                                            872,073               872,073
                                                                                  -----------           -----------

   Total capitalization                                                           $ 1,331,667           $ 1,336,232
                                                                                  ===========           ===========

(1) Pro forma for cash borrowings needed to complete pending acquisitions operated during Q1 and Q2 2004.

Net Debt to TTM Pro Forma Adjusted EBITDA(2)                                                             4.8x

(2)      Ratio calculated as (dollars in thousands):

         Funded bank debt as of June 30, 2004                                            $459,594
         Plus: Cash required to complete pending acquisitions operated
              at June 30, 2004                                                              8,035
         Less: Cash balance as of June 30, 2004                                           (3,470)
                                                                                         --------
                  Net Debt as of June 30, 2004                                            464,159

         Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA
                  (includes the results of all pending acquisitions)                       97,306

         Ratio                                                                               4.8x

CUMULUS MEDIA INC.
2004 Quarterly Results
Station Operating Income Margin Composition Analysis
(dollars in thousands)

The following analysis of our market portfolio separates each market into one of six categories based upon trailing twelve month Station Operating Income performance for analytical purposes only. We believe this analytical distribution of our markets is helpful in assessing the portfolio's financial and operational development.

PRO FORMA FOR THE TRAILING TWELVE MONTHS ENDED JUNE 30, 2004:

                                                                                              STATION                 AVG STATION
STATION OPERATING                                                                            OPERATING                 OPERATING
INCOME MARGIN %                         # OF MARKETS                 REVENUE                  INCOME                    INCOME %
-----------------                       ------------                --------                 ---------                -----------
     > 35.0%                                 28                     $178,980                  $ 81,762                    45.7%
 25.0% to 34.9%                              14                       61,816                    19,076                    30.9%
 20.0% to 24.9%                               5                       19,457                     4,417                    22.7%
 10.0% to 19.9%                               9                       24,083                     3,835                    15.9%
  0.0% to 9.9%                                1                        1,144                        76                     6.6%
     < 0.0%                                   4                        7,304                   (1,532)                   -21.0%
                                            ---                     --------                  --------                  ------
    SUBTOTAL                                 61                     $292,784                  $107,634                    36.8%
  Trade, Other                               --                       24,624                     3,622                    14.7%
                                            ---                     --------                  --------                  ------
     TOTALS                                  61                     $317,408                  $111,256                    35.1%

PRO FORMA FOR THE TRAILING TWELVE MONTHS ENDED MARCH 31, 2004:

                                                                                              STATION                 AVG STATION
STATION OPERATING                                                                            OPERATING                 OPERATING
INCOME MARGIN %                         # OF MARKETS                 REVENUE                  INCOME                    INCOME %
-----------------                       ------------                --------                 ---------                -----------
     > 35.0%                                 29                     $191,412                   $85,335                    44.6%
 25.0% to 34.9%                              12                       41,269                    12,761                    30.9%
 20.0% to 24.9%                               2                        9,570                     2,251                    23.5%
 10.0% to 19.9%                              11                       33,310                     5,661                    17.0%
  0.0% to 9.9%                                3                        6,442                       470                     7.3%
     < 0.0%                                   4                        7,345                   (1,457)                   -19.8%
                                            ---                     --------                  --------                  ------
    SUBTOTAL                                 61                     $289,348                  $105,021                    36.3%
  Trade, Other                               --                       23,546                     3,511                    14.9%
                                            ---                     --------                  --------                  ------
      TOTALS                                 61                     $312,894                  $108,532                    34.7%

                                                                               ACTIVITY FOR
                                                                                 Q2 2004
STATION OPERATING                         MARKETS             MARKETS             MARKETS           NET CHANGE          MARKETS
INCOME MARGIN %                         AT 3/31/04          MOVING OUT           MOVING IN         IN CATEGORY         AT 6/30/03
-----------------                       ----------          ----------         -------------       -----------         -----------
     > 35.0%                                 29                    2                  1                 (1)                 28
 25.0% to 34.9%                              12                    2                  4                  2                  14
 20.0% to 24.9%                               2                    1                  4                  3                   5
 10.0% to 19.9%                              11                    4                  2                 (2)                  9
  0.0% to 9.9%                                3                    2                 --                 (2)                  1
     < 0.0%                                   4                   --                 --                 --                   4

      TOTAL                                  61                   11                 11                 --                  61


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